Exhibit 4.4
AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT
          This Amendment No. 1 to the Subscription Agreement (the “Amendment”) is made and entered into as of February 14, 2006 by and between                           (“Subscriber”) and Cardiome Pharma Corp. (the "Corporation”).
RECITALS
          A.     Subscriber and Corporation entered into that certain Subscription Agreement dated as of October 21, 2005 (the “Subscription Agreement”).
          B.     Section 30 of the Subscription Agreement provides that no amendment to the Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties thereto.
          C.     The parties desire to make certain amendments to the Subscription Agreement as provided for herein.
          D.     Capitalized terms not otherwise defined here shall have the meanings ascribed to them in the Subscription Agreement.
AGREEMENT
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.          Section 5. Section 5 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:
“Subscriber shall have the registration rights as set forth in Schedule E to the Subscription Agreement (Terms Governing Registration Rights) with regard to the filing of a registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “1933 Act,” and together with the applicable state “blue sky” securities laws and regulations, the “Applicable U.S. Securities Laws”) for the offer and sale of the Underlying Shares with the United States Securities and Exchange Commission (the “SEC”). Together with the Applicable Canadian Securities Laws, the Applicable U.S. Securities Laws are referred to herein as “Applicable Securities Laws.”
2.          Schedule E. Schedule E, in the form attached hereto as Exhibit 1, is hereby attached to the Subscription Agreement.
3.          Section 6. Section 6 of the Subscription Agreement is hereby deleted in its entirety and the following replaced therefore:
“[Intentionally deleted.]”

4.          Section 7. Section 7 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:
“For avoidance of doubt, in the event that the Final Receipt is not obtained within two years of the date of this Subscription Agreement, provided that the Corporation shall have used its commercially reasonable best efforts to prepare and file the Canadian Prospectuses as contemplated in sections 3 and 4, the Corporation shall have no further obligations under sections 3, 4 and 7.”
5.          Section 8(a). Subsection (iii) of Section 8(a) of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:
“(iii) the Special Warrants and the Underlying Shares, if not distributed through the Canadian Prospectuses or pursuant to an effective registration statement, will be subject to resale restrictions under Applicable Securities Laws.”
6.          Sections 8(c). The language in Section 8(c) of the Subscription Agreement that reads “through the Final Prospectuses” is hereby amended and restated in its entirety to read as follows “through a Canadian Final Prospectus or pursuant to an effective registration statement”.
7.          Sections 8(e). The language in Section 8(e) of the Subscription Agreement that reads “through the Final Prospectuses and subject to an effective registration statement” is hereby amended and restated in its entirety to read as follows “through the Canadian Final Prospectus or pursuant to an effective registration statement”.
8.          Section 10(g). The following language is hereby inserted at the end of the first sentence of Section 10(g) of the Subscription Agreement (i.e., the sentence that ends “by all Applicable Securities Laws (the “Securities Filings”)”)
“, which Securities Filings shall also include any filings made by the Corporation pursuant to the U.S. Securities Exchange Act of 1934.”
9.          Section 10(n). The following language is hereby inserted at the beginning of Section 10(n) of the Subscription Agreement: “except as contemplated herein,”.
10.          Sections 17. Subsection (iii) of Section 17 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:
“(iii) all costs incurred in connection with the preparation, printing and delivery of the Registration Statement and Canadian Prospectuses and any amendment or supplement thereto,”
11.          Except as specifically amended hereby, the Subscription Agreement shall remain in full force and effect in accordance with the provisions thereof and is hereby ratified and confirmed. After this

Amendment becomes effective as provided herein, any reference to the Subscription Agreement shall refer to the Subscription Agreement as amended hereby.
12.          This Amendment may be executed in counterparts or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one agreement binding on the parties hereto.
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SIGNATURE PAGE—AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT
               IN WITNESS WHEREOF, Subscriber and Corporation have executed this Amendment No. 1 to the Subscription Agreement as of the date first written above.
SUBSCRIBER
By:
By

Its

CARDIOME PHARMA CORP.
By

Its

EXHIBIT 1
SCHEDULE E TO SUBSCRIPTION AGREEMENT

TERMS GOVERNING REGISTRATION RIGHTS
1.	Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement will have the meanings given such terms in the Subscription Agreement. As used in herein and the Subscription Agreement, the following terms have the respective meanings set forth in this Section 1:
“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Advice” has the meaning set forth in Section 6(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Common Shares” means the Common Shares of the Corporation, no par value.

“Corporation” means Cardiome Pharma Corp.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2 is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 2.

“Filing Date” means February 16, 2006 or such other date as the parties may determine.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Underlying Shares.

“Registration Statement” means the registration statement required to be filed in accordance with Section 2, including the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Trading Day” shall mean a day on which the Trading Market is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or on an electronic trading market, a business day.

“Trading Market” means the Nasdaq National Market System or such other stock exchange or electronic trading market on which the Company elects to have the Common Shares listed or quoted in the United States.
2.	Registration. On or prior to the Filing Date, the Corporation shall prepare and file with the SEC a Registration Statement on Form F-3 (or on such other form appropriate for such purpose) covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Corporation shall use all commercially reasonable efforts to cause such Registration Statement to be declared effective under the 1933 Act as soon as practicable, and shall use all commercially reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the date which is the earlier of (i) two years after the date of the Subscription Agreement, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144 without restriction or another exemption under the 1933 Act during a three-month period without registration (the “Effectiveness Period”).

3.	Registration Procedures.

In connection with the Corporation’s registration obligations hereunder, the Corporation shall:
(a)	Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Corporation shall furnish to each Holder for review copies of the “Selling Shareholders” and “Plan of Distribution” sections of such document, as proposed to be filed with such documents. The Corporation shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the disclosure in the “Selling Shareholder” section thereof differs from the information received from a Holder in writing (as may be amended or supplemented).

(b)	Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the applicable Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the 1933 Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the 1933 Act and the 1934 Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)	Notify the Holders as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and, if requested by any such Person, confirm such notice in writing no later than two Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (in which case, the Corporation shall, upon written request of Holder, provide copies thereof and all written responses thereto that pertain to the Holders as a selling shareholder or to the “Plan of Distribution” section, but not information which the Corporation believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Use all commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.

(e)	Prior to any public offering of Registrable Securities, to use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

(f)	Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.	Registration Expenses. All fees and expenses incident to the performance of or compliance with the Subscription Agreement by the Corporation shall be borne by the Corporation whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) fees and disbursements of counsel for the Corporation, (ii) fees and expenses of all other Persons retained by the Corporation in connection with the registration of the Registrable Securities, and (iii) reasonable fees and disbursements of one U.S. counsel and one Canadian counsel for the selling Holders not to exceed $10,000 in the aggregate.
5.	Indemnification.
(a)	Indemnification by the Corporation. The Corporation shall, notwithstanding any termination of the rights hereunder, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Corporation by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Corporation has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Corporation shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Corporation is aware in connection with the transactions contemplated by the Subscription Agreement.

(b)	Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Corporation, its directors, officers, agents and employees, each Person who controls the Corporation (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the 1933 Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Corporation by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Corporation has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)	Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to the Subscription Agreement, except to the extent, and only to the extent, that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(d)	Separate Counsel; Settlement. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(e)	Payment of Fees and Expenses. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with the provisions herein) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(f)	Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in

Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms.

(g)	The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 5(f) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of Section 5(f) or Section 5(g), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(h)	The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
6.	Miscellaneous.
(a)	Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. The Corporation shall furnish to each Holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder.

(b)	Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Corporation of the occurrence of any event of the kind described in Section 3(c) (except 3(c)(i)(C)) such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Corporation may provide appropriate stop orders to enforce the provisions of this paragraph.

(c)	Successors and Assigns. The rights and obligations hereunder shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Corporation may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Subscription Agreement.

(d)	Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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